SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

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CAPITAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

0-9380	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

(Former name or former address, if changed since last report)

ITEM 5.02.	APPOINTMENT OF DIRECTOR

On July 28, 2009, the Class B members of the Board of Directors of Capital Properties, Inc. (the “Registrant”) appointed Matthew C. Baum, 34, as a Class B director of the Registrant.  Mr. Baum was also appointed to the Compensation Committee of the Registrant.

Since August 2005, Mr. Baum has been a teacher and ninth grade dean at The Wheeler School in Providence, Rhode Island.  In addition, Mr. Baum serves as the varsity basketball coach for The Wheeler School.  From August 2004 to August 2005, Mr. Baum taught U.S. History at St. Mark’s School in Southborough, Massachusetts.  Mr. Baum received a Bachelor of Arts and Masters degree in United States History from Brown University.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)Exhibits

          None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By: /s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer

Date:  July 31, 2009